UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2008
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-15867 (Commission File Number)	77-0148231 (I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California (Address of Principal Executive Offices)	95134 (Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Effective on October 14, 2008, Michael J. Fister resigned from the Board of Directors (the “Board”) of Cadence Design Systems, Inc. (“Cadence”), including his position as a member of the Technology Committee.
Effective on October 15, 2008, the following named executive officers of Cadence resigned: Michael J. Fister resigned as President and Chief Executive Officer; Kevin Bushby resigned as Executive Vice President — Worldwide Field Operations; James S. Miller, Jr. resigned as Executive Vice President — Products and Technologies Organization; William Porter resigned as Executive Vice President and Chief Administrative Officer; and R.L. Smith McKeithen resigned as Executive Vice President — Corporate Affairs.
(c) In connection with the foregoing resignations, the Board formed an Interim Office of the Chief Executive (the “IOCE”) to oversee the day-to-day running of Cadence’s operations. The members of the IOCE are John B. Shoven, Ph.D., Chairman of the Board, whose role as a member of the IOCE shall be to provide oversight on behalf of the Board; Lip-Bu Tan, a director of Cadence since 2004, who has been appointed Interim Vice Chairman of the Board; Charlie Huang, Senior Vice President — Business Development, who has been appointed Chief of Staff of the IOCE; and Kevin S. Palatnik, Senior Vice President and Chief Financial Officer. In their capacities as members of the IOCE, Messrs. Tan and Huang each have the authority to exercise all powers of the Chief Executive Officer. The Board has also formed a search committee, co-chaired by Dr. Shoven and Mr. Tan, to identify qualified candidates to lead Cadence on a permanent basis.
Dr. Shoven, 61, has served as Cadence’s Chairman of the Board since July 2005, and has been a member of the Board since 1992. Dr. Shoven is currently the Charles R. Schwab Professor of Economics at Stanford University, where he has taught since 1973. Dr. Shoven has served as director of the Stanford Institute for Economics Policy Research since November 1999 and served in that capacity from 1989 to 1993. Dr. Shoven served as Chairman of the Economics Department at Stanford University from 1986 to 1989 and as Dean of the School of Humanities and Sciences from 1993 to 1998. Dr. Shoven also serves as a director of Exponent, Inc., and a member of the Mountain View Board of American Century Funds. Dr. Shoven is also a member of the American Academy of Arts and Sciences.
Mr. Tan, 48, has been a member of the Board since 2004, and serves as a member of the Finance and Technology Committees of the Board. Mr. Tan is the founder and Chairman of Walden International, an international venture capital firm founded in 1987. Mr. Tan also serves as a director of Flextronics International Ltd., Semiconductor Manufacturing International Corporation and SINA Corporation.
Mr. Huang, 44, has served as Cadence’s Senior Vice President — Business Development since April 2007. Mr. Huang was General Partner at Telos Venture Partners from 2004 to 2005. From 2001 to March 2007, Mr. Huang served in a number of positions at Cadence, including as Vice President, Research and Development, Corporate Vice President — Business Development, Integrated Circuit Solutions, and Corporate Vice-President — Business Development, Mergers and Acquisitions. Prior to joining Cadence in 2001, Mr. Huang co-founded and was Chief Executive Officer of CadMOS Design Technology, Inc., an EDA company that was acquired by Cadence in 2001. Mr. Huang’s spouse, Susan Zhang, has been employed by Cadence since 1990 and has held various engineering positions, most recently as Senior Engineering Manager. As an employee of Cadence, she received an aggregate cash compensation of approximately $160,096 for her services to Cadence for the fiscal year 2007 and her current annual compensation for fiscal year 2008 is $149,657.

Mr. Palatnik, 50, has served as Cadence’s Senior Vice President and Chief Financial Officer since April 2008. From 2002 to April 2008, Mr. Palatnik has served in a number of positions at Cadence, including as Senior Vice President and Corporate Controller, Corporate Vice President and Corporate Controller, Corporate Vice President — Technical Field Operations and Corporate Vice President — Field Operations Finance. Prior to joining Cadence in 1994, Mr. Palatnik spent 13 years with IBM Corporation, where he held engineering and senior financial positions.
(e) As provided in their respective employment agreements, Messrs. Fister, Bushby, Miller and Porter are entitled to certain benefits upon a termination without cause (as previously described in Cadence’s Form 8-K filed on August 1, 2008), subject to the execution of an Executive Transition and Release Agreement of the form attached as an exhibit to their respective employment agreements. Each of Messrs. Fister, Bushby, Miller and Porter executed such an Executive Transition and Release Agreement effective as of October 15, 2008.
Cadence also entered into supplemental agreements, effective as of October 15, 2008, with Messrs. Bushby, Miller and Porter in connection with the execution by each of them of his respective Executive Transition and Release Agreement, whereby Messrs. Bushby, Miller and Porter, as applicable, agreed (i) to provide services to Cadence related to the transition of his prior executive responsibilities for six months following his resignation as an officer of Cadence and (ii) to receive a monthly salary as compensation for the additional services rendered by him during such six-month period equal to the monthly salary to which he was entitled as an officer of Cadence immediately prior to his resignation, which in the case of Mr. Bushby is $41,667.00, in the case of Mr. Miller is $33,333.00 and in the case of Mr. Porter is $37,500.00, with all such amounts being reduced by applicable tax withholdings and deductions.
In connection with Mr. McKeithen’s resignation and in addition to certain benefits that Mr. McKeithen is entitled to under his employment agreement (filed as Exhibit 10.01 to Cadence’s Form 10-Q for the quarter ended March 29, 2008) upon a termination without cause, Cadence and Mr. McKeithen entered into the Amended and Restated First Amendment to Employment Agreement, effective as of October 15, 2008 (the “First Amendment”). Pursuant to the First Amendment, (i) Cadence agreed to extend the period during which Mr. McKeithen is entitled to exercise his vested options until February 28, 2010 or until the maximum term of the option, whichever is shorter; and (ii) Mr. McKeithen agreed to continue to provide services to Cadence on a part-time basis from October 15, 2008 until November 30, 2008 and receive a monthly salary during such period of $33,333.33, less applicable tax withholdings and deductions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 20, 2008

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary